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                                                                    EXHIBIT 99.1


                             [SECURITY CAPITAL LOGO]



News Release

                                                                        Contact:
                                                             Frances W. Josephic

                                                                  (800) 988-4304

SECURITY CAPITAL AGREES TO SETTLE CLASS ACTION LITIGATION BROUGHT BY LIMITED PARTNERS OF STORAGE USA'S OPERATING PARTNERSHIP


CHICAGO (April 19, 2002) - Security Capital Group Incorporated (NYSE: SCZ) announced today that Security Capital, Storage USA, Inc. (NYSE: SUS) and SUSA Partnership, L.P., Storage USA's operating partnership, have reached an agreement in principle to settle a class action lawsuit filed on March 12, 2002, on behalf of a purported class of limited partners of the operating partnership in connection with the pending acquisition by Security Capital of all of Storage USA's assets, including all of the partnership interests held by Storage USA in the operating partnership. As a condition to the settlement, Security Capital, Storage USA and the operating partnership agreed to certain changes to the agreement of limited partnership that will govern the operating partnership following consummation of the acquisition.

     The settlement is subject to a number of conditions, including court approval and consummation of the acquisition by Security Capital. However, regardless of whether court approval of the settlement is ultimately obtained, upon consummation of the acquisition, the operating partnership will be governed by the agreement of limited partnership, as revised as contemplated by the settlement. A detailed notice with respect to the litigation and the settlement concerning the claims asserted, the scope of the class release and the opportunity for limited partners to be heard will be mailed to limited partners at a later date, following consummation of the acquisition. Concurrently with executing the settlement, Security Capital, Storage USA, the operating partnership and Storage USA Trust amended the Purchase and Sale Agreement setting forth the terms of the acquisition, among other things, by replacing the form of agreement of limited partnership of the operating partnership with a new form, revised as agreed to by the parties to the litigation.

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     Storage USA has filed with the United States Securities and Exchange
Commission (the "SEC") and mailed to its shareholders a Proxy Statement in connection with the transaction, and Storage USA and Security Capital have filed with the SEC a Statement on Schedule 13E-3 (the "13E-3 Statement") in connection with the transaction. The Proxy Statement and the 13E-3 Statement (collectively, the "Disclosure Statements") contain important information about Storage USA and Security Capital, the transaction and related matters. Investors and security holders are urged to read the Disclosure Statements carefully.

     Investors and security holders can obtain free copies of the Disclosure Statements and other documents filed with the SEC by Storage USA and Security Capital through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders can obtain free copies of the Proxy Statement or the 13E-3 Statement from Storage USA by contacting Christopher P. Marr at (901) 252-2000, and free copies of the 13E-3 Statement from Security Capital by contacting Frances W. Josephic at (800) 988-4304.

     Security Capital and its directors and executive officers may be deemed to be participants in Storage USA's solicitation of proxies in respect of the transactions contemplated by the Purchase and Sale Agreement. Information regarding Security Capital's directors' and executive officers' ownership of Storage USA's common stock is contained in the Disclosure Statements.

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     This press release does not constitute an offer to sell or the solicitation of an offer to buy with respect to an offering to the limited partners of SUSA Partnership, L.P. of the opportunity to remain limited partners of SUSA Partnership, L.P. following the consummation of the transactions contemplated by the Purchase and Sale Agreement. Any securities offered to such limited partners will not be registered under the Securities Act of 1933, as amended, and may not be sold or offered, nor may any solicitation of an offer to buy such securities be made, in the United States absent registration or an applicable exemption from registration requirements, and any such offer, solicitation or sale may not be made in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or pursuant to an exemption from such registration or qualification.